UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2013

AMERICAN SOFTWARE, INC.
(Exact name of registrant as specified in its charter)
Georgia	0-12456	58-1098795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
470 East Paces Ferry Road, N.E. Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (404) 261-4381

Former name or former address, if changed since last report  Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2013, Dr. Thomas L. Newberry, Chairman of the Board of Directors (the “Board”) of American Software, Inc. (the “Registrant”) and a Director, resigned from such positions.  Dr. Newberry’s decision to resign from the Board was solely for personal reasons and did not involve any disagreement with the Registrant, the Registrant’s management or the Board.

Item 7.01.	Regulation FD Disclosure.

On September 20, 2013, the Registrant issued a press release discussing Dr. Newberry’s resignation from the Board, as discussed in Item 5.02 above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

99.1      American Software, Inc. Press Release dated September 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SOFTWARE, INC.

Dated:	September 20, 2013	By:	/s/ Vincent C. Klinges
		Name:	Vincent C. Klinges
		Title:	Chief Financial Officer

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